Exhibit 10.7

SHARE PURCHASE AGREEMENT

                                 , 2014

between

AEGEAN SEA MARITIME HOLDINGS INC.

and

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

FORM OF SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of                     , 2014, by and between AEGEAN SEA MARITIME HOLDINGS INC. (the “Seller”), a wholly owned subsidiary of Navios Maritime Acquisition Corporation (“NMAC”) and a corporation organized under the laws of the Republic of the Marshall Islands, and NAVIOS MARITIME MIDSTREAM PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands and recently formed by NMAC.

RECITAL

WHEREAS, the Buyer may wish to purchase from the Seller, and the Seller wishes to sell to the Buyer, the shares of common stock as set forth on Schedule A to this Agreement (the “Shares”) representing all of the issued and outstanding shares of common stock of the vessel owning subsidiary that owns the VLCC vessel (the “Vessel”) as set forth in Schedule A hereto (the “Vessel Owning Subsidiary”).

WHEREAS, the purchase price for the Shares shall be determined in accordance with Section 2.04.

WHEREAS, the Vessel is subject to the charter set forth on Schedule A hereto (the “Charter”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Interpretation

SECTION 1.01 Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals and schedules, as amended and supplemented;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Business Day” means any day other than a Saturday, Sunday or any statutory holiday on which banks in London, Greece or New York are required to close;

“Buyer” is defined in the introduction of this Agreement;

“Buyer Indemnitees” has the meaning given to it in Section 10.01;

“Charter” has the meaning given to it in the recitals;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” means the day on which the Closing takes place;

“Common Units” means the common units representing limited partner interests of the Buyer;

“Contracts” has the meaning given to it in Section 5.08;

“Credit Facility” means the credit facility to be entered into in connection with the Initial Public Offering;

“Election Notice” has the meaning given to it in Section 2.01(b);

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

“Fair Market Value” means, with respect to the Vessel, the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party.

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

“Initial Public Offering” means the initial public offering of the Common Units pursuant to the Registration Statement;

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity;

“Manager” means Navios Tankers Management Inc., a corporation organized under the laws of the Republic of the Marshall Islands;

“NMAC” is defined in the introduction of this Agreement.

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Notice Period” means the term commencing at 12:01 am, New York time, on                     , 2014 and ending at 11:59 pm, New York time on                     , 2016;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Buyer dated as of the date hereof;

“Person” means an individual, legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Purchase Price” has the meaning given to it in Section 2.04;

“Registration Statement” means the registration statement on Form F-1 (File No. 199235) filed with the Securities and Exchange Commission by the Buyer in connection with the Initial Public Offering, as it may be amended;

“Seller” is defined in the introduction of this Agreement;

“Seller Indemnities” has the meaning given to it in Section 10.02;

“Shares” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Vessel Owning Subsidiary” has the meaning given to it in the recitals; and

“Vessel” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01 Purchase and Sale of Shares.

(a) The Seller agrees to sell and transfer to the Buyer, and, subject to the provisions of Section 2.01(b), the Buyer agrees to purchase from the Seller for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares.

(b) Notwithstanding the provisions of Section 2.01(a), the Buyer shall not be obligated to purchase the Shares from the Seller unless the Buyer shall have delivered to the Seller at any time during the Notice Period a written notice indicating an affirmative election to purchase the Shares (“Election Notice”). The Buyer shall have the sole discretion to determine whether to deliver an Election Notice to the Seller. If, at the expiration of the Notice Period, the Election Notice has not been delivered by the Buyer to the Seller at any time during the Notice Period, then the rights and obligations of the Buyer and the Seller set forth in this Agreement shall expire and terminate.

SECTION 2.02 Closing. On the terms and subject to the conditions of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on a date that is agreed upon in writing by the Seller and the Buyer following delivery of the Election Notice (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing.”

SECTION 2.03 [RESERVED]

SECTION 2.04 Purchase Price for the Shares. At Closing, the Buyer shall pay to the Seller (to such account as the Seller shall nominate) an amount equal to the Fair Market Value, for the Shares (the “Purchase Price”).

SECTION 2.05 Payment of the Purchase Price. The Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller. The Seller shall give the Buyer written notice five (5) days prior to the expected Closing Date.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that as of the date hereof and on the Closing Date:

SECTION 3.01 Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02 Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transaction contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the certificate of limited partnership and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transaction contemplated hereby.

SECTION 3.03 No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transaction contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer that questions the validity of this Agreement, the transaction contemplated hereby or any action that has been taken by any of the parties in connection herewith or in connection with the transaction contemplated hereby.

SECTION 3.04 [RESERVED]

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that as of the date hereof and on the Closing Date:

SECTION 4.01 Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

SECTION 4.02 Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transaction contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of

Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

SECTION 4.03 No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transaction contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller that questions the validity of this Agreement, the transaction contemplated hereby or any action that has been taken by any of the parties in connection herewith or in connection with the transaction contemplated hereby.

SECTION 4.04 Good and Marketable Title to Shares. The Seller is the registered owner of all of the Shares and now has, and at the Closing will have and convey to the Buyer, good and marketable title to the Shares, free and clear of any and all Encumbrances, other than those arising under the Credit Facility.

SECTION 4.05 Right to Enter Agreement. The Seller has or will have the full right, power and authority to enter into this Agreement and to transfer, convey and sell to the Buyer at Closing the Shares and upon consummation of the purchase contemplated hereby, the Buyer will acquire from the Seller good and marketable title to the Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that as of the date hereof and on the Closing Date:

SECTION 5.01 Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of [JURISDICTION]. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. The Vessel Owning Subsidiary is qualified to do business, is in good standing and has all required and appropriate licenses and authorizations in each jurisdiction in which its failure to obtain or maintain such qualification, good standing, licensing or authorization would have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of such Vessel Owning Subsidiary taken as a whole. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

SECTION 5.02 Capitalization. The Shares consist of the shares listed next to the Vessel Owning Subsidiary listed in Schedule A. The Shares have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total authorized, issued and outstanding capital stock of the Vessel Owning Subsidiary. There are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any capital stock of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such capital stock or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Vessel Owning Subsidiary.

SECTION 5.03 Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect on the Closing Date (the “Organizational Documents”) and no amendments will be made to the Organizational Documents prior to the Closing Date without the prior written consent of the Buyer (such consent not to be unreasonably withheld).

SECTION 5.04 Agreement Not in Breach of Other Instruments. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, the Charter or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

SECTION 5.05 Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

SECTION 5.06 Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of any of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

SECTION 5.07 Personnel. The Vessel Owning Subsidiary has no employees other than the crew serving on board the Vessel, to the extent such crew members are not directly employed by the Manager.

SECTION 5.08 Contracts and Agreements. All material contracts and agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound, including the Charter (the “Contracts”), have been disclosed to the Buyer. No other contracts will be entered into by the Vessel Owning Subsidiary prior to the Closing Date without the prior consent of the Buyer (such consent not to be unreasonably withheld).

(a) Each of the Contracts is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof and has not waived any material rights thereunder; and

(c) There has not occurred any material default under any of the Contracts, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under any of the Contracts nor, to the best knowledge of the Seller, has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

SECTION 5.09 Compliance with Law. The conduct of business by the Vessel Owning Subsidiary on the date hereof does not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force on the date hereof (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10 No Undisclosed Liabilities. Other than the legal fees relating to the registration of the Vessel with the relevant flag state, the Vessel Owning Subsidiary (or the Vessel owned by it) has no other liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation).

SECTION 5.11 Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer that would render such information untrue or misleading.

ARTICLE VI

Representations and Warranties of the Seller regarding the Vessel

The Seller represents and warrants to the Buyer that at the Closing Date:

SECTION 6.01 Title to Vessel. The Vessel Owning Subsidiary is the registered owner of the Vessel.

SECTION 6.02 No Encumbrances. The Vessel Owning Subsidiary and the Vessel are free of all Encumbrances.

SECTION 6.03 Condition. The Vessel is (i) adequate and suitable for use by the Vessel Owning Subsidiary in its business as described in the Registration Statement, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and in good running order and repair; (iii) insured against all risks, and in amounts, consistent with common industry practices; (iv) in compliance with maritime laws and regulations; (v) in compliance in all material respects with the requirements of its class and classification society; and (vi) all class certificates of the Vessel will be clean and valid and free of recommendations affecting class; and the Buyer acknowledges and agrees that, subject only to the representations and warranties in this Article VI, it is acquiring the Vessel on an “as is, where is” basis.

ARTICLE VII

Pre-Closing Matters

SECTION 7.01 Covenants of the Seller Prior to the Closing. From the date of this Agreement to the Closing Date, Seller shall cause the Vessel Owning Subsidiary to conduct its businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted. The Seller shall not, and shall not permit the Vessel Owning Subsidiary to, take any action that would result in any of the conditions to the purchase and sale of Shares set forth in Article VIII not being satisfied. In addition, the Seller hereby agrees and covenants that it:

(a) shall cooperate with the Buyer and use its reasonable best efforts to obtain, at or prior to the Closing Date, any consents required in respect of the transfer of the rights and benefits under the Contracts;

(b) shall use its reasonable best efforts to take or cause to be taken promptly all actions and to do or cause to be done all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transaction contemplated by this Agreement and to cooperate with the Buyer in connection with the foregoing, including using all reasonable best efforts to obtain all necessary consents, approvals and authorizations from each Governmental Authority and each other Person that are required to consummate the transaction contemplated under this Agreement;

(c) shall take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the purchase and sale of the Vessel Owning Subsidiary and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby;

(d) shall not amend, alter or otherwise modify or permit any amendment, alteration or modification of any material provision of or terminate the Charter of the Vessel Owning Subsidiary without the prior written consent of the Buyer, not to be unreasonably withheld or delayed;

(e) shall not exercise or permit any exercise of any rights or options contained in the Charter, without the prior written consent of the Buyer, not to be unreasonably withheld or delayed;

(f) shall observe and perform in a timely manner, all of its covenants and obligations under its Charter; and

(g) shall not cause or, to the extent reasonably within its control, permit any Encumbrances to attach to the Vessel other than those previously disclosed to the Buyer.

SECTION 7.02 Covenant of the Buyer Prior to the Closing. The Buyer hereby agrees and covenants that during the period of time after the date of the Agreement and prior to the Closing Date, the Buyer shall, in respect of the Shares to be transferred on the Closing Date, take, or cause to be taken, all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the purchase and sale of the Vessel Owning Subsidiary and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby.

ARTICLE VIII

Conditions Of Closing

SECTION 8.01 Conditions of the Seller. The obligation of the Seller to sell is subject to the satisfaction (or waiver by the Seller) on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Buyer made in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b) the Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer by the Closing Date;

(c) no legal or regulatory action or proceeding shall be pending or threatened by any Governmental Authority to enjoin, restrict or prohibit the purchase and sale of the Shares;

(d) all proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Seller, and the Seller shall have received copies of all such documents and other evidence as it may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

SECTION 8.02 Conditions of the Buyer. The obligation of the Buyer to purchase and pay for the Shares is subject to the satisfaction (or waiver by the Buyer) on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Seller in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b) the Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Seller by the Closing Date;

(c) no legal or regulatory action or proceeding shall be pending or threatened by any Governmental Authority to enjoin, restrict or prohibit the purchase and sale of the Shares;

(d) the Buyer shall have obtained the funds necessary to consummate the purchase and sale of the Shares, to refinance all indebtedness the Buyer is required to refinance as a result of the purchase and sale of the Shares and to pay all related fees and expenses;

(e) the Buyer shall have received written consents from all third parties necessary or appropriate to effect the purchase and sale of the Shares, other than such consents the absence of which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of the Vessel Owning Subsidiary taken as a whole;

(f) the Buyer shall have delivered the Election Notice to the Seller during the Notice Period; and

(g) all proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

ARTICLE IX

Termination, Amendment and Waiver

SECTION 9.01 Termination of Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the purchase and sale of the Vessel Owning Subsidiary contemplated by this Agreement abandoned at any time prior to the Closing:

(a) by mutual written consent of the Seller and the Buyer;

(b) without any further action by either the Buyer or the Seller if, at the expiration of the Notice Period, the Election Notice has not been delivered by the Buyer to the Seller at any time during the Notice Period;

(c) by the Seller if any of the conditions set forth in Section 8.01 shall have become incapable of fulfillment, and shall not have been waived by the Seller; or

(d) by the Buyer if any of the conditions set forth in Section 8.02 shall have become incapable of fulfillment, and shall not have been waived by the Buyer.

provided, however, that the party seeking termination pursuant to clause (c) or (d) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

SECTION 9.02 [RESERVED]

SECTION 9.03 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each parties hereto. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

ARTICLE X

Indemnification

SECTION 10.01 Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses, suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller; or

(b) any fees, expenses or other payments incurred or owed by the Seller to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transaction contemplated by this Agreement.

SECTION 10.02 Indemnity by the Buyer. The Buyer shall indemnify the Seller and its affiliates and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses, suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

ARTICLE XI

Miscellaneous

SECTION 11.01 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of the Marshall Islands applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 11.02 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 11.03 Complete Agreement. This Agreement and Schedule hereto contain the entire agreement between the parties hereto with respect to the transaction contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 11.04 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.05 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

SECTION 11.06 Third Party Rights. A person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 11.07 Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the parties at the following addresses (or at such other address or facsimile number for a party as may be designated by notice by such party to the other party):

(a) if to Aegean Sea Maritime Holdings Inc., as follows:

c/o Navios Tankers Management Inc., 85 Akti Miaouli Street, Piraeus, Greece 185 38

Attention: Villy Papaefthymiou

Facsimile: +30 (210) 417-[        ]

(b) if to Navios Maritime Midstream Partners L.P., as follows:

c/o Navios Tankers Management Inc., 85 Akti Miaouli Street, Piraeus, Greece 185 38

Attention: Villy Papaefthymiou

Facsimile: +30 (210) 417-[        ]

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS HEREOF, each of the parties hereto has caused this Agreement to be signed as of the date first above written.

AEGEAN SEA MARITIME HOLDINGS INC.

By:
Name:
Title:

NAVIOS MARITIME MIDSTREAM PARTNERS L.P.

By:
Name:
Title:

SCHEDULE A

VESSEL OWNING SUBSIDIARY, CAPITALIZATION, VESSEL AND CHARTER

Vessel Owning Subsidiary	Number of Shares	Vessel	Charter Period	Charterer